                                                                Exhibit 10.28.2
                                                               REDACTED VERSION

                              AMENDMENT NR. 2 TO
                 PLASMA SUPPLY AGREEMENT DATED 23 OCTOBER 1997
                           AND AMENDMENT NR. 1 DATED


     *** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment. ***

In Dusseldorf, this 19th day of November, 1999.

                                BY AND BETWEEN

       Seracare Inc., a corporation of USA nationality, with address at 1925 Century Park East, Suite 1970, Los Angeles, California, USA, represented by Mr. Barry D. Plost, by virtue of his position as Chairman/CEO (hereinafter referred to as Seracare), party of the first part.

       Instituto Grifols, S.A., a corporation of Spanish nationality, with address at Poligono Industrial Levante, calle Can Guasch, s/n, 08150 Parets del Valles, Barcelona, Spain, represented by Mr. Ramon Riera Roca, by virtue of his position Vice-President (hereinafter referred to as Grifols), party of the second part.

                                    WHEREAS

       The parties have signed a Plasma Supply Agreement dated 23 October 1997, and an amendment number 1 dated December 3, 1998 and wish to amend said Agreement and Amendment in accordance with the following:

                                    CLAUSES

       FIRST.-Grifols will purchase from Seracare an annual minimum amount of ***litres of plasma for the year ending on 31 December 2000, in shipments amounts will be mutually agreed.




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*** Confidential information omitted and filed separately with the Securities and Exchange Commission.

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       For the coming years, and while the Agreement remains in force, both parties will meet 90 (ninety) days before the termination of each calendar year in order to fix new purchase amounts for the coming year, which will not be less than *** liters per year.

       SECOND.-Grifols will pay to Seracare US$ *** per litre of plasma delivered during the year 2000, for the coming years both parties will mutually agree on the price applicable for the coming year, as stated in the preceding paragraph. This price includes the applicable INCOTERMS, which are CIP (Carriage and Insurance Paid to) Parets del Valles.

       THIRD.-The present amendment is intended by both parties hereto as an extension of the term of the original Plasma Supply Agreement dated 23 October 1997, which will be extended until ***, as well as a modification to all other terms and conditions included in the present document.

       All terms and conditions of the original Plasma Supply Agreement and Amendment Nr. 1 shall remain in full force and effect except for those amended herein.

       IN WITNESS WHEREOF, the present Agreement is signed in duplicate in the place and date first written above.

INSTITUTO GRIFOLS, S.A.                   SERACARE INC.



/s/ Ramon Riera Roca                     /s/ Barry D. Plost
Vice-President                            Chairman / CEO




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*** Confidential information omitted and filed separately with the Securities and Exchange Commission.


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